Exhibit (j)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of TCW Alternative Funds as filed with the Securities and Exchange Commission on or about November 20, 2015.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

San Francisco, California
November 20, 2015